As filed with the Securities and Exchange Commission on January 19, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Jazz Pharmaceuticals Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	98-1032470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

45 Fitzwilliam Square

Dublin 2, Ireland

011-353-1-634-4183

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce C. Cozadd

Chairman and Chief Executive Officer

Jazz Pharmaceuticals plc

c/o Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, CA 94304

(650) 496-3777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Suzanne Sawochka Hooper

Chadwick L. Mills

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304-1130

(650) 843-5000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, nominal value $0.0001 per share	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate number of ordinary shares is being registered as may from time to time be sold at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The Registrant is deferring payment of all registration fees in accordance with Rules 456(b) and 457(r).

EXPLANATORY NOTE

This Registration Statement on Form S-3 (the “Registration Statement”) is being filed by Jazz Pharmaceuticals Public Limited Company (the “Company”) to register the offer and sale of an indeterminate number of the Company’s ordinary shares, nominal value $0.0001 per share (“Ordinary Shares”), as may from time to time be sold at indeterminate prices.

The Company is a public limited company formed under the laws of Ireland that was formerly named Azur Pharma Public Limited Company. The Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of September 19, 2011, as amended, by and among the Company, Jazz Pharmaceuticals, Inc. (“JPI”), Jaguar Merger Sub Inc. (“Merger Sub”), and Seamus Mulligan, solely in his capacity as indemnitors’ representative. Pursuant to the Merger Agreement, Merger Sub merged with and into JPI (the “Merger”), with JPI surviving the Merger as a wholly-owned subsidiary of the Company. In the Merger, all outstanding shares of the common stock, par value $0.0001 per share, of JPI (“JPI Common Stock”) were canceled and converted into the right to receive Ordinary Shares on a one-for-one basis. The Ordinary Shares trade on the same exchange, The NASDAQ Global Select Market, and under the trading symbol, “JAZZ”, that the shares of JPI Common Stock traded on and under prior to the Merger. The Company is considered the successor to JPI for certain purposes under both the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended.

PROSPECTUS

Ordinary Shares

From time to time, we or selling shareholders may offer and sell our ordinary shares in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our ordinary shares. The specific terms and any other information relating to a specific offering, including the names of any selling shareholders, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

We and any selling shareholders may offer and sell our ordinary shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The net proceeds we expect to receive from sales of our ordinary shares will be set forth in the applicable prospectus supplement.

We are considered the successor to Jazz Pharmaceuticals, Inc., or JPI, for certain purposes under both the Securities Act of 1933, as amended, or the Securities Act, and Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol “JAZZ.” On January 18, 2012, the last reported sale price of our ordinary shares on The NASDAQ Global Select Market was $47.34.

Investing in our ordinary shares involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 19, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. By using a shelf registration statement, we and any selling shareholders may offer and sell our ordinary shares from time to time in one or more offerings. No limit exists on the aggregate number of shares of ordinary shares that we and any selling shareholders may sell pursuant to the registration statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering is accurate as of any date other than its respective date, regardless of when this prospectus, any prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering is delivered, or when any sale of our ordinary shares occurs. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or the applicable prospectus supplement are the property of their respective owners.

We urge you to read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of our ordinary shares being offered.

References in this prospectus to “Jazz Pharmaceuticals,” “we,” “us” and “our” refer to Jazz Pharmaceuticals Public Limited Company, a public limited company formed under the laws of Ireland, and its subsidiaries, including JPI, unless the context indicates otherwise.

This prospectus may not be used to consummate a sale of our ordinary shares unless accompanied by a prospectus supplement.

i

ABOUT JAZZ PHARMACEUTICALS PLC

Overview

We are a specialty biopharmaceutical company focused on the identification, development and commercialization of pharmaceutical products to meet important unmet medical needs in focused therapeutic areas. Our marketed products include Xyrem (sodium oxybate), which is the only product approved by the United States Food and Drug Administration, or FDA, for the treatment of both cataplexy and excessive daytime sleepiness in patients with narcolepsy; our psychiatry products, FazaClo (clozapine, USP) LD and FazaClo HD, orally disintegrating clozapine tablets indicated for treatment resistant schizophrenia, Luvox CR (fluvoxamine maleate) marketed for the treatment of obsessive compulsive disorder; Prialt (ziconotide intrathecal injection), the only non-opioid intrathecal analgesic indicated for refractory severe chronic pain; and a portfolio of women’s health and other products led by Elestrin, a clear fast-drying estradiol gel indicated for the treatment of moderate to severe vasomotor symptoms associated with menopause.

Recent Developments

On January 18, 2012, we and JPI consummated the merger contemplated by the agreement and plan of merger and reorganization, or the merger agreement, we entered into with JPI and certain other parties on September 19, 2011. In connection with the merger, we were re-named Jazz Pharmaceuticals plc and became the parent company of JPI, with JPI becoming our wholly-owned subsidiary. In the merger, all outstanding shares of JPI’s common stock were canceled and converted into the right to receive, on a one-for-one basis, our ordinary shares. Immediately after giving effect to the issuance of our ordinary shares to the former JPI stockholders in the merger, approximately 56,197,577 of our ordinary shares were outstanding, of which approximately 78% were held by the former JPI stockholders. The remaining 22% of our ordinary shares outstanding immediately after giving effect to the merger were held by persons and entities who acquired our ordinary shares prior to the merger. Our ordinary shares trade on the same exchange, The NASDAQ Global Select Market, and under the trading symbol, “JAZZ”, that the shares of JPI common stock traded on and under prior to the merger.

JPI is deemed to be the acquiring company for accounting purposes and the transaction is being accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. As a result, the historical financial statements of JPI became our historical financial statements. We are also considered to be the successor to JPI for certain purposes under both the Securities Act and the Exchange Act, and certain of JPI’s historical reports filed under the Exchange Act are incorporated by reference in this prospectus. Prior to the merger, we were known as Azur Pharma Public Limited Company, or Azur Pharma. The historical financial statements for Azur Pharma for the years ended December 31, 2010, 2009 and 2008 and for the nine months ended September 30, 2011 and 2010, and pro forma financial information related to the merger, are incorporated by reference in this prospectus from JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011. See “Where You Can Find More Information.” A brief description of the historic business of Azur Pharma prior to the merger is set forth below. More information about the historic business of Azur Pharma can be found in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011.

Historic Business of JPI

JPI’s specialty pharmaceutical business focused on the identification, development and commercialization of pharmaceutical products to meet important unmet medical needs. JPI’s marketed products, which will continue to be marketed by the combined company, are Xyrem and Luvox CR. JPI promotes these products in the United States through its experienced specialty sales force targeting sleep specialists, neurologists, pulmonologists and psychiatrists. More information about the historic business of JPI can be found in JPI’s annual and quarterly reports that are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Historic Business of Azur Pharma

Overview

Azur Pharma’s specialty pharmaceutical business focused on therapeutic products for the central nervous system, or CNS, and women’s health areas. Azur Pharma’s portfolio of products are promoted and sold in the United States. Azur Pharma’s lead marketed products, which will continue to be marketed by the combined company, are Prialt and FazaClo LD and HD. Azur Pharma also markets several women’s health products, consisting of Elestrin and Azur Pharma’s prenatal vitamins brands, Natelle and Gesticare. In addition, Azur Pharma sells a portfolio of non-promoted products including Gastrocrom, Urelle, Niravam and Parcopa. Azur Pharma’s product candidates include an oral suspension formulation of clozapine, Clozapine OS, and a once daily formulation of clozapine, Clozapine QD.

Lead Marketed Products

Prialt (ziconotide) intrathecal infusion

Prialt is an intrathecal infusion of ziconotide, approved by the FDA in December 2004 for the management of severe chronic pain in patients for whom intrathecal therapy is warranted, and who are intolerant of or refractory to other treatment, such as systemic analgesics, adjunctive therapies or intrathecal morphine. Intrathecal therapy is the delivery of the drug into the intrathecal space in the spine through an infusion system comprised of a programmable infusion pump and catheter. Ziconotide is a synthetic neuroactive peptide known as conotoxin and is the synthetic equivalent of a naturally-occurring conopeptide found in the piscivorous marine snail, Conus Magnus. Ziconotide is thought to inhibit pain signals transmitted via N-type calcium channels, most densely located in the dorsal horn of the spinal chord. Prialt is the only FDA-approved non-opioid intrathecal analgesic. Prialt is approved for use with Medtronic Inc’s SynchroMed EL and SynchroMed II programmable implantable pumps. In May 2010, Azur Pharma acquired the worldwide rights (excluding Europe) to Prialt from Elan Pharmaceuticals, Inc., or Elan, excluding those territories licensed by Elan to Eisai Co. Limited, which consist of 34 countries outside of the United States, mainly in Europe.

FazaClo LD (clozapine, USP) Orally Disintegrating Tablet and FazaClo HD (clozapine, USP) Orally Disintegrating Tablet

Azur Pharma markets FazaClo LD and FazaClo HD, which are orally disintegrating tablet formulations of clozapine, indicated for the management of severely ill schizophrenic patients who fail to respond adequately to standard drug treatment for schizophrenia and for reducing the risk of recurrent suicidal behavior in patients with schizophrenia or schizoaffective disorder who are judged to be at chronic risk for re-experiencing suicidal behavior, based on history and recent clinical state. FazaClo LD, comprising the original three lower strength presentations, was approved by the FDA in February 2004 with respect to the 25mg and 100mg tablet strengths and in May 2007 for the 12.5mg tablet strength. Azur Pharma initiated development of FazaClo HD, 150 mg and 200 mg dosage strengths, in late 2008. FazaClo HD received FDA approval in July 2010 and was launched in September 2010. FazaClo LD and FazaClo HD incorporate CIMA Labs Inc.’s DuraSolv orally disintegrating tablet technology, which enables the products to dissolve without the need to chew or to swallow with water and are currently the only orally disintegrating tablet formulations of clozapine available in the United States. In August 2007, Azur Pharma acquired the rights to FazaClo from Avanir Pharmaceuticals, Inc.

Other Products

Azur Pharma’s other products include:

•	Elestrin (estradiol gel 0.06%), indicated for the treatment of moderate to severe vasomotor symptoms (hot flashes and night sweats) associated with menopause;

•

Gastrocrom (cromolyn sodium) oral concentrate, indicated for the management of patients with mastocytosis, providing relief of associated symptoms such as diarrhea, flushing, headaches, vomiting, urticaria, abdominal pain, nausea and itching;

•	Natelle and Gesticare prescription prenatal vitamins franchises, used for improving the nutritional status of women through pregnancy and in the postnatal period;

•	Urelle, indicated for the treatment of symptoms of irritative voiding and for the relief of local symptoms, such as inflammation, hypermotility and pain that accompany lower urinary tract infections;

•

Niravam (orally disintegrating tablet presentation of alprazolam), indicated for the management of anxiety disorder or the short-term relief of symptoms of anxiety and also indicated for the treatment of panic disorder, with or without agoraphobia; and

•	Parcopa (orally disintegrating tablet presentation of carbidopa/levodopa), indicated for the treatment of symptoms associated with idiopathic Parkinson’s disease.

Development Pipeline

Azur Pharma has a number of product candidates in various stages of clinical development, which will remain under development by the combined company, including Clozapine OS and Clozapine QD.

Clozapine OS is an oral suspension formulation of clozapine currently approved and marketed by other companies in Europe and in other territories outside of the U.S. Azur Pharma licensed U.S. rights for the product from Douglas Pharmaceuticals America Limited in February 2010.

Clozapine QD is expected to provide the benefits of once-daily dosing of clozapine. This formulation is designed to enable faster titration to therapeutic effect relative to existing immediate release formulations of clozapine.

Corporate Information

We are a public limited company formed under the laws of Ireland (registered number 399192) in March 2005. We were originally formed as a private limited liability company under the name Azur Pharma Limited and were subsequently re-registered as a public limited company under the name Azur Pharma Public Limited Company in October 2011. In connection with the merger, we were re-named Jazz Pharmaceuticals plc and became the parent company of and successor to JPI. Our principal executive offices are located at 45 Fitzwilliam Square, Dublin 2, Ireland. Our telephone number is 011-353-1-634-4183. Our website address is www.jazzpharmaceuticals.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors identified in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, as well as under the section entitled “Risk Factors” contained in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011 and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC after the date of this prospectus, in addition to the other information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectuses we have authorized for use in connection with a specific offering, before deciding whether to purchase any of our ordinary shares. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ordinary shares, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the expected synergies and other benefits, including tax, financial and strategic benefits, of the merger to us and our shareholders;

•	future sales of Xyrem and our other products;

•	our ability to obtain adequate clinical and commercial supplies of our product candidates and products from current and new single source suppliers and manufacturers;

•	our ability to protect our intellectual property and defend our patents; and

•	the sufficiency of our cash resources and our expectations regarding our future cash flow, expenses, revenues, financial results and capital requirements.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we have authorized for use in connection with a specific offering, in JPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2011 and incorporated by reference in this prospectus, and in under similar headings in our future reports that we file with the SEC and that are incorporated by reference in this prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in the applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from our sale of our ordinary shares for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and product candidates that are complementary to our own. Pending these uses, we expect to invest the net proceeds in investment-grade, interest-bearing securities. We will not receive any of the proceeds from sales of our ordinary shares by selling shareholders, if any, pursuant to this prospectus.

SELLING SHAREHOLDERS

If the registration statement of which this prospectus is a part is used by any selling shareholder for the resale of any ordinary shares registered thereunder, information about such selling shareholder, its beneficial ownership of our securities and its relationship with us will be set forth in a post-effective amendment to the registration statement, in a supplement to this prospectus, or in one or more documents incorporated by reference in this prospectus or the applicable prospectus supplement.

VALIDITY OF SHARE CAPITAL

Unless otherwise stated in the applicable prospectus supplement, the validity of the ordinary shares being offered hereby will be passed upon by A&L Goodbody, Dublin, Ireland.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of JPI included in its annual report on Form 10-K for the year ended December 31, 2010, and the effectiveness of JPI’s internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. JPI’s financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Azur Pharma and subsidiaries as of December 31, 2010 and December 31, 2009, and for each of the years in the three-year period ended December 31, 2010, have been incorporated by reference into this prospectus and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a public limited company formed under the laws of Ireland, and certain of our officers and directors are or may in the future be residents outside the United States. All or a substantial portion of our assets or the assets of such non-resident persons may be located outside of the United States. As a result, it may not be possible to effect service of process within the United States upon such persons or us, or to enforce against such persons or us in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. We have been advised by counsel that there is doubt as to the enforceability in Ireland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. Consequently, it may be difficult for investors to enforce against us, our directors or our officers in Ireland judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we or JPI have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we or JPI filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we and JPI have filed with the SEC (Commission File No. 001-33500):

•	JPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 8, 2011;

•

the information specifically incorporated by reference into JPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 from JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on April 12, 2011;

•	JPI’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, filed with the SEC on May 9, 2011, August 3, 2011 and November 8, 2011, respectively;

•

JPI’s Current Reports on Form 8-K filed with the SEC on January 7, 2011, February 11, 2011, March 9, 2011, March 28, 2011, April 19, 2011, May 25, 2011, September 19, 2011, October 28, 2011, November 10, 2011, December 12, 2011 and January 13, 2012;

•	the information under the section entitled “Risk Factors” in JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

•

the audited consolidated financial statements of Azur Pharma, including the consolidated balance sheets of Azur Pharma and subsidiaries as of December 31, 2010 and 2009, and the related audited consolidated income statements and audited consolidated statements of comprehensive income, cash flows, and changes in shareholders’ equity for each of the years in the three-year period ended December 31, 2010, the notes related thereto and the report of KPMG, independent registered public accounting firm, included on pages F-1 to F-33 of JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

•

the unaudited interim condensed consolidated financial statements of Azur Pharma, including the unaudited interim condensed consolidated balance sheets of Azur Pharma and subsidiaries as of September 30, 2011 and the unaudited interim condensed consolidated income statements and unaudited interim condensed consolidated statements of comprehensive income, cash flows, and changes in shareholders’ equity for the nine month periods ended September 30, 2011 and 2010, and the notes related thereto, included on pages F-34 to F-50 of JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

•

the unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2011 and for the year ended December 31, 2010, and the notes and other information related thereto included under the section entitled “Unaudited Pro Forma Combined Financial Data” in JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011;

•

the comparative historical and unaudited pro forma per share data and the other information related thereto included under the section entitled “Comparative Historical and Unaudited Pro Forma Per Share Data” in JPI’s definitive proxy statement on Schedule 14A, filed with the SEC on November 10, 2011; and

•

our Current Report on Form 8-K filed with the SEC on January 18, 2012 (which evidences the registration of our ordinary shares under Section 12(b) of the Exchange Act and includes therein a description of our ordinary shares).

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports or portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC by us or on behalf of JPI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the ordinary shares made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document that we or JPI previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Jazz Pharmaceuticals plc

Attn: Investor Relations

c/o Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, California 94304

Telephone: +1 (650) 496-3777

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of ordinary shares being registered. All the amounts shown are estimates.

	Amount
SEC registration fee	$	*
NASDAQ Global Select Market listing fee		**
Accounting fees and expenses		150,000
Legal fees and expenses		200,000
Transfer agent and registrar fees and expenses		15,000
Printing and miscellaneous fees and expenses		50,000

Total		$415,000

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the ordinary shares offered by the prospectus.
**	Fee will be dependent upon the amount of securities offered by the prospectus.

Item 15.	Indemnification of Directors and Officers

Pursuant to the registrant’s memorandum and articles of association, subject to the provisions of, and so far as may be permitted by the Irish Companies Acts of 1963 to 2009, every director, the secretary and every current and former executive of the registrant may be indemnified by the registrant against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending civil or criminal proceedings that relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, secretary, executive of employee of the registrant and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court. Under the registrant’s memorandum and articles of association, the registrant’s directors, secretary and current or former directors, however, will not be entitled to the indemnification by the registrant if they incurred the liabilities through their own fraud, dishonesty or conscious, intentional or willful breach of the obligation to act honestly, lawfully and in good faith.

The registrant has entered or is expected to enter into indemnity agreements with each of its directors, its secretary and persons designated as executive officers that require it to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, penalties, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry, hearing or investigation, whether threatened, pending or completed and whether conducted by the registrant or any other party, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee, consultant, agent or fiduciary of the registrant or any of its subsidiaries or other affiliated enterprises, provided that such person’s conduct did not constitute a breach of his or her duty of loyalty or other fiduciary duty to the registrant or its shareholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The indemnity agreements with certain of the registrant’s directors further provide that, with respect to a director that is serving on the registrant’s board of directors at the direction of a venture or other investment fund or entity, with respect to such indemnitee’s service as a director, officer, employee, agent and/or fiduciary of the registrant, the registrant’s obligations under the indemnity agreement are the primary source of indemnification and advancement, the registrant is required to make all expense advances, and the registrant is liable for all of such indemnitee’s expenses, to the extent required by the indemnity agreement and the registrant’s memorandum and articles of association, without regard to any rights the indemnitee may have against the applicable venture or other investment fund or entity, and the registrant irrevocably waives, relinquishes and releases any and all claims against the applicable venture or other investment fund or entity for contribution, subrogation or any other recovery of any kind in connection with the registrant’s obligations under the indemnity agreement. At present, there is no pending litigation or proceeding involving any of the registrant’s directors, secretary, executives or employees for which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification by the registrant.

The merger agreement dated September 19, 2011 that the registrant entered into with Jazz Pharmaceuticals, Inc., or JPI, and certain other parties provides that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the closing of the merger contemplated by said merger agreement, then existing in favor of the current or former directors, secretaries, executives or employees of the parties, will survive the closing of the merger and remain in full force and effect, whether such rights are or were provided for in the parties’ respective governing documents, in agreements then existing or agreements to be entered into in accordance with the merger agreement. The parties further agreed to use their respective reasonable best efforts to cause the registrant or one of its subsidiaries to enter into agreements effective as from the closing with the directors, the secretary and the executives of the registrant providing such individuals with such exculpation, indemnification and advancement of expenses in respect of claims against such individual in such capacity as may be permitted under applicable law.

The registrant maintains directors’ and officers’ liability insurance. The policy insures the registrant’s directors, its secretary and its executives against unindemnified losses arising from certain wrongful acts in their capacities as directors, secretary and executives and reimburses the registrant for those losses for which the registrant has lawfully indemnified the directors, secretary and executives. The policy contains various exclusions, none of which will apply to any offerings pursuant to this registration statement. In addition, the merger agreement provides that the registrant will, and will cause each of JPI and the registrant to, maintain in effect for six years from the closing date of the merger contemplated by the merger agreement directors’ and officers’ liability insurance covering those persons who were then covered by the directors’ and officers’ liability insurance policies of JPI and the registrant, as applicable, on terms not less favorable than such then existing insurance coverage.

The registrant is a party to various investor rights and registration rights agreements that provide for cross-indemnification in connection with registration of the registrant’s ordinary shares on behalf of parties to such agreements, including selling shareholders that may be named in one or more supplements to the prospectus included in the registration statement.

Item 16.	Exhibits

Exhibit Number	Description of Document
2.1	Agreement and Plan of Merger and Reorganization, dated as of September 19, 2011, by and among Azur Pharma Limited (now Jazz Pharmaceuticals plc), Jazz Pharmaceuticals, Inc., Jaguar Merger Sub Inc., and Seamus Mulligan as Indemnitors’ Representative (incorporated herein by reference to exhibit 2.1 in the current report on Form 8-K (File No. 001-33500) of Jazz Pharmaceuticals, Inc., as filed with the SEC on September 19, 2011).

2.2	Letter Agreement, dated January 17, 2012, by and among Jazz Pharmaceuticals plc, Jazz Pharmaceuticals, Inc., Jaguar Merger Sub Inc., and Seamus Mulligan as Indemnitors’ Representative (incorporated herein by reference to exhibit 2.2 in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on January 18, 2012).

Exhibit Number	Description of Document
3.1	Memorandum and Articles of Association of the Registrant (incorporated herein by reference to exhibit 3.1 in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on January 18, 2012).

4.1	Reference is made to exhibit 3.1.

5.1	Opinion of A&L Goodbody.

23.1	Consent of A&L Goodbody (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of KPMG, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the signature page hereto).

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on January 18, 2012.

JAZZ PHARMACEUTICALS PLC

By:	/s/ Bruce C. Cozadd
Bruce C. Cozadd Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce C. Cozadd, Kathryn E. Falberg and Karen J. Wilson, and each or any of them, as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in his or her name and behalf in their capacities as officers and directors to enable Jazz Pharmaceuticals plc to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Bruce C. Cozadd Bruce C. Cozadd	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	January 18, 2012

/s/ Kathryn E. Falberg Kathryn E. Falberg	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 18, 2012

/s/ Karen J. Wilson Karen J. Wilson	Vice President, Finance and Principal Accounting Officer (Principal Accounting Officer)	January 18, 2012

/s/ Paul L. Berns	Director	January 18, 2012
Paul L. Berns

/s/ Bryan C. Cressey	Director	January 18, 2012
Bryan C. Cressey

/s/ Patrick G. Enright	Director	January 18, 2012
Patrick G. Enright

Signatures	Title	Date

/s/ Seamus Mulligan	Director	January 18, 2012
Seamus Mulligan

/s/ Kenneth W. O’Keefe	Director	January 18, 2012
Kenneth W. O’Keefe

/s/ Alan M. Sebulsky	Director	January 18, 2012
Alan M. Sebulsky

/s/ Rick E Winningham	Director	January 18, 2012
Rick E Winningham

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1	Agreement and Plan of Merger and Reorganization, dated as of September 19, 2011, by and among Azur Pharma Limited (now Jazz Pharmaceuticals plc), Jazz Pharmaceuticals, Inc., Jaguar Merger Sub Inc., and Seamus Mulligan as Indemnitors’ Representative (incorporated herein by reference to exhibit 2.1 in the current report on Form 8-K (File No. 001-33500) of Jazz Pharmaceuticals, Inc., as filed with the SEC on September 19, 2011).

2.2	Letter Agreement, dated January 17, 2012, by and among Jazz Pharmaceuticals plc, Jazz Pharmaceuticals, Inc., Jaguar Merger Sub Inc., and Seamus Mulligan as Indemnitors’ Representative (incorporated herein by reference to exhibit 2.2 in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on January 18, 2012).

3.1	Memorandum and Articles of Association of the Registrant (incorporated herein by reference to exhibit 3.1 in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on January 18, 2012).

4.1	Reference is made to exhibit 3.1.

5.1	Opinion of A&L Goodbody.

23.1	Consent of A&L Goodbody (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of KPMG, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the signature page hereto).